Exhibit 10.17

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of the 28th day of  March, 2017 (the "Commencement Date"), is entered into by Howco Distributing Co., a Washington corporation with its principal place of business at 6025 E. 18th Street, Vancouver, WA 98661 (the "Company"), and Matthew Wiles, an individual residing at 9611 N.E. 19th Street, Vancouver, WA. 98661  (the “Employee”).

WHEREAS the Company desires to employ the Employee, and the Employee desires to be employed by the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.   Employment.  The Company hereby agrees to employ the Employee under the terms and conditions set forth below, including the terms and conditions of the Employee Proprietary Information and Non-Competition Agreement attached hereto as Exhibit A and incorporated herein (the “Non-Disclosure Agreement”).

2.   Term of Employment.  The Company is an “at will” employer and may terminate the Employee’s employment for any reason, at any time, with or without cause, subject to the provisions of Section 5.

3.   Title and Capacity.  The Employee shall serve as General Manager of the Company. The Employee shall be based in Vancouver, Washington or such other place as is reasonably requested by the Company.  The Employee shall report directly to Chuck Joy, Vice President.  The Company, in its sole discretion, may change, amend or alter the Employee's work location from time to time as it deems appropriate.  The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

4.   Compensation and Benefits.

4.1  Salary and Bonus.  During the Employment Period, the Company shall pay to the Employee, as compensation for the performance of the Employee's duties and obligations under this Agreement, a base salary of $140,000.00 per annum, payable on the 15th of each month and final business day each month. The Employee also will be eligible for a bonus of 10% of the Company’s profits over $1.25 million to be paid in cash after the annual financial statements have been completed and, if applicable,  audited for filing with the SEC.

The Employee’s annual salary shall be reviewed annually and may be unchanged, increased or decreased at the discretion of the Company.  The Employee shall also be eligible to receive additional compensation in the form of a bonus, payable in cash or equity in the Company, depending on a combination of the Company and individual performance factors against agreed objectives.

4.2  Equity.  The Employee shall receive an option to acquire 250,000 shares of the Company's common stock under the 2016 Stock Incentive Plan of  Drone USA, Inc. (the "Plan"), the Company’s parent, to acquire shares of Drone USA, Inc. common stock at the discretion of the Board. 20% of the options shall vest annually commencing with the first anniversary of this Agreement in accordance with the Stock Grant Agreement under the Plan. The Employee is also entitled to receive additional stock awards under the Plan at the discretion of the Board.

4.3  Fringe Benefits.  The Employee shall be eligible to participate in all benefit programs, including health insurance, that the Company establishes and makes available to its employees to the extent that the Employee's position, tenure, salary, age, health and other qualifications make her eligible to participate.  The Company may discontinue, amend or alter such employee benefit programs at any time and from time to time as the Company, in its sole discretion, may deem appropriate.

4.4  Vacation and Leave.  The Employee shall be entitled to vacation and leave in accordance with the terms of the Company’s Employee Handbook, the receipt of which the Employee acknowledges.

4.5  Performance Review. The Employee may receive a performance review annually.  The Review will be based on an analysis of the Employee's progress and performance.  This will include a discussion of goals, strengths, weaknesses, likes, and dislikes.  The conclusions of this review will be put into a written report signed by both parties and placed in the Employee's employment record file.

5.   Employment Termination; Severance. Either party may terminate this Employment Agreement upon fourteen (14) days prior notice at any time.  The parties may terminate this Employment Agreement for any reason, and no reason need be given for termination.  It is agreed, however, that the Employee may be terminated without notice in the event of incompetence, insubordination, dishonesty, the violation of any rule, regulation or policy established by the Employer, any act adverse to the interests of the Employer, or for any material failure by the Employee to perform as required hereunder.  In the event of termination, the Employee shall be entitled to all compensation accrued under this Employment Agreement up to the effective date of termination, with payment to occur on the next regularly scheduled payday.  In the discretion of the Employer, pay in lieu of notice may be given under this Section 5.  In the event that the Employee is terminated for any reason other than a termination without notice the Company shall make a severance payment to the Employee of twelve (12) months of the Employee’s then-current base salary to be paid in equal amounts over a period of twelve (12) months.

6.   Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail with proof of receipt or confirmed facsimile if sent during normal business hours of the recipient, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6.

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7.   Entire Agreement.  This Agreement and the exhibits hereto constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

8.   Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

9.   Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Washington, without regard to its conflict of laws principles.

10. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

11. Arbitration.  The parties agree that any controversy, claim, or dispute arising out of or relating to this Agreement, or the breach thereof, or arising out of or relating to the employment of the Employee, or the termination thereof, including any claims under federal, state, or local law, shall be resolved by arbitration in Vancouver, Washington, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association.  The parties agree that any award rendered by the arbitrator shall be final and binding, and that judgment upon the award may be entered in any court having jurisdiction thereof.

12. Miscellaneous.

12.1  No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

12.2  The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

12.3  In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

12.4  This Agreement is effective as of the date of execution of this Agreement, will survive Employees employment with the Company, and does not in any way restrict Employee’s right or the right of the Company to terminate Employee's employment.

12.5  Employee certifies and acknowledges that she has carefully read all of the provisions of this Agreement and that she understands and will fully and faithfully comply with its provisions.

[Signatures on the Following Page]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

HOWCO DISTRIBUTING CO.

By:
Michael Bannon, CEO

EMPLOYEE:

Matthew Wiles

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Exhibit A

Proprietary Information and Non-Competition Agreement

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